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                                            EXHIBIT 2
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
                IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                Smith Barney Fund Management LLC, Investment advisor in accordance with
                                   Section 240-13d-1(b)(1)(ii)(E)

                Each of the undersigned hereby affirms the identification and Item 3
                Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.



                Date:  October 7, 2002


                                   SALOMON SMITH BARNEY HOLDINGS INC.


                                   By:  /s/ Joseph B. Wollard
                                       ------------------------------
                                       Name:  Joseph B. Wollard
                                       Title: Assistant Secretary


                                   CITIGROUP INC.


                                   By:  /s/ Joseph B. Wollard
                                       ------------------------------
                                       Name:  Joseph B. Wollard
                                       Title: Assistant Secretary
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